Exhibit 23





               CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Nos. 333-78285, 333-85559 and 333-87272) of NSTAR of our report dated June 25, 2003 relating to the financial statements and supplemental schedules of NSTAR Savings Plan as of and for the year ended December 31, 2002 included with this Form 11-K.


/s/ PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
June 25, 2003